                                     EXHIBIT 4.4


    THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.


                            BROTHERS GOURMET COFFEES, INC.

                 Warrant for the Purchase of Shares of Common Stock,
                              par value $.0001 per Share


No. _______                                                     1,245,000 Shares
                                                        (pursuant to the vesting
                                                      schedule set forth herein)

    THIS CERTIFIES that, for receipt in hand of previous value received, BIB HOLDINGS (BERMUDA) LTD. (the "Holder") is entitled to subscribe for and purchase from BROTHERS GOURMET COFFEES, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof, and before 5:00 P.M. New York time on the date that is ten years after the date hereof (the "Exercise Period"), up to 1,245,000 shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), at a price of $.25 per Share (the "Exercise Price"), pursuant to the vesting schedule set forth in Section 5(a) hereof. This Warrant is the warrant (collectively, including any warrants issued upon the exercise or transfer of any such warrants, in whole or in part, the "Warrants") issued pursuant to the Senior Subordinated Note Agreement, dated of even date herewith, between Dilmun Financial Services, an unlimited Irish company and the Company (the "Note Agreement"), pursuant to which such entity, among other things, has agreed to loan the Company up to $15,000,000 on the terms set forth in the Note Agreement. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the terms of this Warrant.

    The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

    35. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the appropriate Election Form at the end hereof duly executed) to the Company at its office at 2255 Glades Road, Suite 100E, Boca Raton, Florida 33431, or at such other place as is designated in writing by the Company, except as provided pursuant to Section 2 hereof, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price").

    36. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(c) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

         (b) The Conversion Rights provided under this Section 2 may be exercised in whole or in part and at any time and from time to time during the Exercise Period. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Cashless Exercise Form annexed hereto duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

    37. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

    38. Any Warrants issued upon the transfer, exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant

Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent.

    39. (a) This Warrant shall entitle the Holder to purchase up to 1,245,000 shares of Common Stock in the aggregate, subject to the following vesting schedule:

              (1) From and after the date hereof, the Holder shall be entitled to purchase up to 265,600 shares of Common Stock in the aggregate;

              (2) From and after the date that is one year after the date hereof, the Holder shall be entitled to purchase up to an additional 265,600 shares of Common Stock in the aggregate (for a total of up to 531,200 shares of Common Stock in the aggregate), provided that the loan under the Note Agreement shall not have been prepaid by the Company in whole in accordance with the terms of the Note Agreement (a "Loan Prepayment") prior to the date that is one year after the date hereof;

              (3) From and after the date that is two years after the date hereof, the Holder shall be entitled to purchase up to an additional 182,600 shares of Common Stock in the aggregate (for a total of up to 713,800 shares of Common Stock in the aggregate), provided that there shall not have been a Loan Prepayment prior to the date that is two years after the date hereof;

              (4) From and after the date that is three years after the date hereof, the Holder shall be entitled to purchase up to an additional 166,000 shares of Common Stock in the aggregate (for a total of up to 879,800 shares of Common Stock in the aggregate), provided that there shall not have been a Loan Prepayment prior to the date that is three years after the date hereof;

              (5) From and after the date that is four years after the date hereof, the Holder shall be entitled to purchase up to an additional 182,600 shares of Common Stock in the aggregate (for a total of up to 1,062,400 shares of Common Stock in the aggregate), provided that there shall not have been a Loan Prepayment prior to the date that is four years after the date hereof;

              (6) From and after the date that is five years after the date hereof, the Holder shall be entitled to purchase up to an additional 182,600 shares of Common Stock in the aggregate (for a total of up to 1,245,000 shares of Common Stock in the aggregate), provided that there shall not have been a Loan Prepayment prior to the date that is five years after the date hereof;

         (b)  [Intentionally Omitted].

         (c) As soon as practicable following the date hereof, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, when and if such shares become legally available, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Common Shares granted pursuant to this Warrant, such numbers of shares of Common Stock as shall from time to time be sufficient therefor, including such additional shares as may issuable pursuant to Sections 6, 7 and 8 of this Warrant. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, option holders, warrant holders and any other persons and the Holders will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts which might be created by acts or omissions to act of the Company.

    (d) If at any time during the Exercise Period the Holder duly exercises all or a portion of this Warrant, and the Company does not have a sufficient number of shares of Common Stock to issue upon such exercise, the Company shall first issue all of its then available shares of authorized but unissued shares of Common Stock to the Holder and deliver such Warrant Shares and/or Common Shares to the Holder along with a notice (the "Default Notice") setting forth in reasonable detail a calculation of the number of shares which were issued to the Holder out of the authorized but unissued shares of Common Stock and the number of shares which the Company was unable to issue in full satisfaction of the number of shares set forth in the Election Form with respect to such exercise (such unissued shares being referred to as the "Phantom Stock"). The Default Notice also shall specify the date that the Company shall deliver payment to the Holder in lieu of the Phantom Stock in accordance with this Warrant, which date shall be within 45 days from the date of delivery of the Default Notice to the Holder. Upon the receipt of a Default Notice, the Holder shall automatically have the right to receive, in lieu of such number of shares of Phantom Stock, a payment calculated pursuant to, and to be paid in accordance with, this Section 5(d) (the "Phantom Stock Payment").

         (i) In the event that the Election Form with respect to any exercise of this Warrant is delivered to the Company from and after the date hereof and prior to the date that is two years after the date hereof, the Holder shall be entitled to receive a payment from the Company equal to the number of shares of Phantom Stock set forth in each Default Notice, multiplied by an amount equal to the difference between (x) 110% of the Current Market Price per share of Common Stock as of the date of such Default Notice less (y) the Exercise Price per share of Common Stock.

         (ii) In the event that the Election Form with respect to any exercise of this Warrant is delivered to the Company from and after the date that is two years after the date hereof and prior to the date that is two and one half years after the date hereof, the Holder shall be entitled to receive a payment from the Company equal to the number of shares of Phantom Stock set forth in each Default Notice multiplied by an amount equal to the difference between (x) 115% of the Current Market Price per share of Common Stock as of the date of such Default Notice less (y) the Exercise Price per share of Common Stock.

         (iii) In the event that the Election Form with respect to any exercise of this Warrant is delivered to the Company from and after the date that is two and one half years after the date hereof and prior to the date that is three years after the date hereof, the Holder shall be entitled to receive a payment from the Company equal to the number of shares of Phantom Stock set forth in each Default Notice multiplied by an amount equal to the difference between (x) 120% of the Current Market Price per share of Common Stock as of the date of such Default Notice less (y) the Exercise Price per share of Common Stock.

         (iv) In the event that the Election Form with respect to any exercise of this Warrant is delivered to the Company from and after the date that is three years after the date hereof and prior to the date that is three and one half years after the date hereof, the Holder shall be entitled to receive a payment from the Company equal to the number of shares of Phantom Stock set forth in each Default Notice multiplied by an amount equal to the difference between (x) 125% of the Current Market Price per share of Common Stock as of the date of such Default Notice less (y) the Exercise Price per share of Common Stock.

         (v) In the event that the Election Form with respect to any exercise of this Warrant is delivered to the Company from and after the date that is three and one half years after the date hereof and prior to the expiration of the Exercise Period, the Holder shall be entitled to receive a payment from the Company equal to the number of shares of Phantom Stock set forth in each Default Notice multiplied by an amount equal to the difference between (x) 130% of the Current Market Price per share of Common Stock as of the date of such Default Notice less (y) the Exercise Price per share of Common Stock.

         (vi) Each Phantom Stock Payment shall be made to the Holder in cash at the Holder's address as set forth in Section 15 hereof, or at such other address as specified by the Holder. In the event that the Company defaults in its obligation to make any Phantom Stock Payment pursuant to the terms of this Warrant, the Holder, in its sole discretion, may elect to (A) enforce its rights hereunder to collect such Phantom Stock Payment, by the commencement of legal proceedings or otherwise, or (B) cause the Company to execute and deliver to the Holder a Senior Subordinated Promissory Note in favor of the Holder in the principal amount of such Phantom Stock Payment, in the form attached hereto as Exhibit A. Notwithstanding the foregoing, in the event that either (A) a Default or an Event of Default (as such terms are defined in the Loan and Security Agreement dated as of May 29, 1996 between the Company and Sanwa Business Credit Corporation, as amended (the "Loan Agreement")) under the Loan Agreement exists at the time that the Company is required to make any Phantom Stock Payment in cash or (B) after giving effect to such Phantom Stock Payment in cash, a Default or an Event of Default would occur under the Loan Agreement, then the Company may deliver to the Holder, in lieu of the Phantom Stock
Payment in cash, a Senior Subordinated Promissory Note in favor of the Holder in the principal amount of such Phantom Stock Payment, in the form attached hereto as Exhibit A.

    40. (a) If the Company shall, at any time after the date hereof, (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, he would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) If the Company shall, at any time after the date hereof, distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of stockholders entitled to receive such distribution.

         (c) For the purpose of this Warrant, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined an independent investment banking firm mutually acceptable to the Holder and the Company , whose determination shall be conclusive, shall be used.

         (d) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         (e) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised or converted this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (f) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 6(b) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

         (g) Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         (h) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

    41. (a) If, at any time after the date hereof, the Company shall effect any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

         (b) If, at any time after the date hereof, the Company shall effect any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

         (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

    42.  In case, at any time after the date hereof, the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

         (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

         (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or

         (d) to effect any liquidation, dissolution, or winding-up of the Company; or

         (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

    43. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    44. (a) If, at any time during the ten-year period following the date hereof, the Company shall file a registration statement (other than on Form S-4, Form S-8, any other form that does not permit secondary sales or any successor form) with the Securities and Exchange Commission (the "Commission") while any Warrants are outstanding, the Company shall give all the then holders of any Warrants (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts or commissions, if any, payable in respect of the Securities (as defined below) sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Securities shall delay the offering and sale of such Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Securities" shall mean the Warrant Shares and the Conversion Shares, which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

         (b) If, on any three occasions during the ten-year period following the date hereof, the Company shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of Securities then included (or upon such exercise would be included) in the Securities (the "Majority Holders"), to register the sale of all or part of such Securities, the Company shall, at the Company's sole expense (other than fees and disbursements of counsel for the Eligible Holders and the underwriting discounts or commissions, if any, payable in respect of the Securities sold by any Eligible Holder), as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Within three business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice.

         (c)  In the event of a registration pursuant to the provisions of this
Section 10, the Company shall use its best efforts to cause the Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any state by reason of this Section 10(c) in which it is not otherwise required to qualify to do business.

         (d) The Company shall keep effective any registration or qualification contemplated by this Section 10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for up to one (1) year following the effectiveness of the registration statement. Notwithstanding the foregoing, if the registration by the Company of the Securities is eligible for use of a registration statement on Form S-3 or any successor form, the Company shall maintain the effectiveness of such registration statement for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Securities covered thereby.

         (e)  In the event of a registration pursuant to the provisions of this
Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Securities included in such registration.

         (f)  In the event of a registration pursuant to the provisions of this
Section 10, the Company shall furnish each Eligible Holder of any Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Securities have been registered or qualified for sale pursuant to the provisions of Section 10(c).

         (g)  In the event of a registration pursuant to the provisions of this
Section 10, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Securities.

         (h) The Company agrees that until all the Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Securities to sell such securities under Rule 144.

    45. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

    If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 11(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Securities.

         (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in
Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section
11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

    46. Unless registered pursuant to the provisions of Section 10 hereof, the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
    "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
    REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES
    LAWS."

    47. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

    48. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

    49. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing, shall be sent by certified or registered mail, return receipt requested), or by telecopier or delivered by hand or by a recognized overnight courier service and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of telecopy notice, when sent, or, in the case of telex, when the appropriate answerback received, addressed as follows:

         (a)  If to Holder, at:

              BIB Holdings (Bermuda) Ltd.
              c/o Conyers, Dill & Pearman
              2 Church Street
              Hamilton HM 11
              Bermuda
              Phone: 441-295-1422
              Telecopy: 441-292-4720

              With a copy to:

              Bahrain International Bank E.C.
              Bahrain Commercial Complex
              13th Floor, P.O. Box 5016
              Manama, Bahrain
              Attention:  Sameer Al Aradi
              Phone:  011-973-534-545
              Telecopy:  011-973-535-141

              and

              Squadron, Ellenoff, Plesent & Sheinfeld LLP
              551 Fifth Avenue
              New York, New York 10176
              Attention:  David L. Kovacs, Esq.
              Phone: (212) 661-6500
              Telecopy: (212) 697-6686

         (b)  If to the Company, at:

              Brothers Gourmet Coffees, Inc.
              2255 Glades Road
              Suite 100 E
              Boca Raton, Florida 33431
              Attention: Barry Bilmes, Vice President-Finance and
Administration
              Phone: (561) 995-2600
              Telecopy: (561) 241-6690

              With a copy to:

              Brownstein Hyatt Farber & Strickland, P.C.
              410 Seventeenth Street
              Twenty Second Floor
              Denver, Colorado 80202-4437
              Attention: John L. Ruppert, Esq.
              Phone: (303) 534-6335
              Telecopy: (303) 623-1956

or to such other address as each party may designate for itself by like notice given in accordance with this Section 15.

    50. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.


Dated:  December     , 1996

                             BROTHERS GOURMET COFFEES, INC.


                             By:
                                -------------------------------


[Seal]